UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

COMPASS BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-31272	63-0593897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

(205) 297-3000
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

Attached as Exhibit 99.1 and made a part of this item is a press release that announces information relating to the correction of the accounting for certain interest rate swaps associated with the Company’s brokered certificates of deposit and trust preferred debt. Additionally, attached as Exhibit 99.2 and made a part of this filing is a copy of a presentation highlighting the effects of this correction.

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On December 30, 2005, management and the Audit Committee of the Board of Directors of the Company determined that the Company’s financial statements for the years ended December 31, 2002, 2003 and 2004 included in our 2004 Annual Report on Form 10-K and interim financial statements for the first, second and third quarters of 2005 and 2004 included in our Form 10-Q will be restated and should no longer be relied upon as a result of the accounting treatment applied by the Company in connection with certain interest rate swaps associated with brokered certificates of deposit and trust preferred debt.

Since 2001, the Company has entered into interest rate swap agreements to hedge the interest rate risk inherent in certain of its brokered certificates of deposit and trust preferred debt under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). Upon initial application these swaps were viewed as eligible for either the “short cut” or an abbreviated method of documenting the effectiveness of the swaps as hedges. Although management believes these swaps would have qualified for hedge accounting under the “long-haul” method, hedge accounting under SFAS 133 is not allowed because the hedge documentation required for the “long-haul” method was not in place at the inception of the hedge.

Fair value hedge accounting allows a company to record the change in fair value of the hedged item as an adjustment to income that offsets the fair value adjustment on the related interest rate swaps. Eliminating the application of fair value hedge accounting reverses the market value adjustments that were made to the brokered certificates of deposit and trust preferred debt and results in fluctuations in the market value of the interest rate swaps being recognized currently in the income statement without the offsetting adjustment to the liability accounts.

As a result, the restated financial statements, when filed, for all affected periods through September 30, 2005 will reflect a cumulative benefit of approximately $4.5 million (net of income taxes) to account for the swap transactions associated with the brokered certificates of deposit and the trust preferred debt as if fair value hedge accounting under SFAS 133 was never applied. The Company intends to file an amended Annual Report on Form 10-K/A for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 to reflect the accounting adjustments described herein.

The Company’s management and Audit Committee have discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters disclosed in this Form 8-K pursuant to this Item 4.02(a).

Item 9.01.      Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Description of Document

99.1	Press Release, dated January 3, 2006, issued by Compass Bancshares, Inc.

99.2	Copy of a presentation, dated January 3, 2006, issued by Compass Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: January 3, 2006

COMPASS BANCSHARES, INC.

By:	/s/ Kirk P. Pressley

Kirk P. Pressley
Chief Accounting Officer